[logo]Applera
                                                                     Corporation

                                                         761 Main Avenue
                                                         Norwalk, CT  06859-0199

December 11, 2000



Applera Corporation
761 Main Avenue
Norwalk, CT 06859-0001

Ladies and Gentlemen:

         This opinion is being rendered in connection with the preparation and filing by Applera Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale of up to 10,000,000 shares (the "Shares") of Applera Corporation - Applied Biosystems Group Common Stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Applera Corporation/Applied Biosystems Group 1999 Stock Incentive Plan (the "Plan").

         For purposes of the opinion expressed herein, I have conducted such investigations of law and fact as I have deemed necessary or appropriate.

         Based upon the foregoing, I am of the opinion that, assuming that there shall have been compliance with the applicable provisions of the Securities Act and of state securities or "blue sky" laws and that the consideration received for the Shares is not less than the par value thereof, upon the issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement, and any amendments thereto filed in connection with the Plan.

                                                     Very truly yours,

                                                     /s/ Thomas P. Livingston

                                                     Thomas P. Livingston
                                                     Secretary